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159
                                  EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

                             AS OF OCTOBER 31, 2001*

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                                                                  STATE OR JURISDICTION OF        NAME UNDER WHICH
                                                                      INCORPORATION OR            SUBSIDIARY DOES
                                                                        ORGANIZATION                  BUSINESS
FIRST TIER SUBSIDIARY OF EATON VANCE CORP.:
  Eaton Vance Business Trust                                            Massachusetts                   Same

CERTAIN SUBSIDIARIES OF EATON VANCE BUSINESS TRUST:
   Eaton Vance Management                                               Massachusetts                   Same

CERTAIN SUBSIDIARIES OF EATON VANCE MANAGEMENT:
   Eaton Vance Distributors, Inc.                                       Massachusetts                   Same
   Boston Management and Research                                       Massachusetts                   Same
   Eaton Vance Acquisitions                                             Massachusetts                   Same

CERTAIN SUBSIDIARIES OF EATON VANCE ACQUISITIONS:
   Atlanta Capital Management Company, LLC                                Delaware                      Same
   Fox Asset Management LLC                                               Delaware                      Same


*  The names of certain subsidiaries have been omitted in this list inasmuch as the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the
   Company's fiscal year ended October 31, 2001.
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